Exhibit 99.1

CORRECTION - Navitas Semiconductor, Industry-Leader in Gallium Nitride (GaN) Power ICs, Announces First Quarter 2022 Financial Results

[An earlier version of this press release contained a typographical error in the Business Outlook section — Navitas’ gross margin guidance for Q2 2022 and gross margin guidance for full year 2022 were inadvertently reversed. The error is corrected in this version.]

First GaN power company to ship over 50 million units; leads fast & ultra-fast charger market

New strategic customers include Samsung, vivo and Motorola

First semiconductor company certified CarbonNeutral™

EL SEGUNDO, Calif., May 12, 2022 — Navitas Semiconductor Corporation (Nasdaq: NVTS), the industry leader in GaN Power ICs, today announced unaudited financial results for the first quarter ended March 31, 2022.

Net revenues for the quarter increased to $6.7 million, up 27% from the first quarter of 2021. GAAP gross margin for the quarter was 44.0%.

GAAP loss from operations for the quarter was $35.0 million, compared to a loss of $7.3 million in Q1 2021. On a non-GAAP basis, loss from operations for the quarter was $9.6 million, compared to $5.3 million in Q1 2021. GAAP earnings per diluted share were $0.61, compared to a GAAP loss of $0.37 per share in the first quarter of 2021, while non-GAAP net loss for the quarter was $0.08 per share compared to a net loss of $0.27 per share in Q1 2021.

“We are pleased with our execution in Q1,” said Gene Sheridan, CEO and co-founder. “We have reinforced our #1 position in mobile fast and ultra-fast chargers – reaching over 50,000,000 units shipped with zero reported GaN-related field-failures – and we are on track with GaN, system R&D and customer developments for our expansion into broader consumer, data center, solar and EV markets.”

Customer / Product Highlights

Navitas is in mass production with 9 of the top 10 mobile OEMs, with 10 of 10 targeted by the end of the year. New wins for mobile-phone chargers include:
1.Samsung’s flagship Galaxy S22 Ultra and S22+ smartphones (recommended, 45W for fastest charging)
2.vivo’s new 8”-folding-screen flagship ‘X Fold’ (in-box, 80W dual USB-C, 0-100% in only 37 minutes)
3.Motorola edge+ as featured on the Nasdaq Tower in New York’s Times Square (in-box, 68W, 1 W/cc power density, 0-50% charge in only 15 minutes)
4.Xiaomi AMG Mercedes Formula 1 version (in-box, 120W ultra-fast, 0-100% in only 37 minutes)
5.Realme GT Neo 3 launched at Mobile World Congress with the world’s fastest charge time – 0-50% in only 5 minutes (in-box, 150W, 1.5 W/cc power density)

Laptop wins include:
1.Dell’s new XPS Plus, launched in April (in-box, 60W)
2.Xiaomi 14” and 15” laptops launched in April (in-box, 100W)
3.Lenovo Legion 5 Gen 7 gaming laptops, with Nasdaq co-op promotion (recommended, 135W, 40% smaller, fast charges the massive 80 WHr battery 0-100% in only 67 minutes)

Navitas’ highest-power GaN power IC, the NV6169, has been launched at the prestigious PCIM Europe conference with 50% more power capability for TV, game console and some data center applications. Additional high-power GaNFast™ ICs are being sampled with significant customer developments underway at data center, solar and EV customers.

In March, based on excellent field reliability and the results of extensive life testing, Navitas announced the industry’s first 20-year limited warranty, strengthening the company’s position to expand in to higher-power, and higher-reliability markets.

In January, Navitas published the wide-bandgap industry’s first sustainability report that comprehensively quantifies the positive impact of GaN power semiconductors on climate change based on global standards. And today Navitas announced it is the first semiconductor company worldwide to achieve CarbonNeutral™ status as accredited by third-party industry-reference, Natural Capital Partners. This verification is another milestone in Navitas’ mission to “Electrify Our World™” – and help customers reach their own environmental goals.

Business Outlook

Second quarter 2022 net revenues are expected to be between $8.0 and $9.0 million. This guidance factors in some short-term impact from China COVID-related shutdown softness in the supply chain, and in demand for smartphones, which is partially offset by stronger sales from new customers in other regions. Full-year 2022 net revenues are expected to double compared to 2021, as accelerated customer wins and regional expansion offset slightly lower-than-expected Q2 revenues. GAAP gross margin is expected to be approximately 41% (+/‑ 1%) for the second quarter and 42% (+/-1%) for the full year.

Earnings Webcast

Navitas will hold a public webcast at 2:00 p.m. PDT today to discuss first quarter 2022 results. The live public webcast can be accessed on Navitas’ Investor Relations website at https://edge.media-server.com/mmc/p/prudpkfg. A toll-free dial-in is also available at: (844) 467-8023 or (270) 215-9485, Conference ID: 3796294. A webcast replay will be available.

Non-GAAP Financial Measures

This press release and statements in our public webcast include financial measures that are not calculated in accordance with generally accepted accounting principles (“GAAP”), which we refer to as “non-GAAP financial measures”, including (i) non-GAAP operating expenses and (ii) non-GAAP net loss from operations. Each of these non-GAAP financial measures is adjusted from GAAP results to exclude certain expenses, which are outlined in the “Reconciliation of Non-GAAP Financial Measures to GAAP Results” in the tables below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance and enable comparison of financial trends and results between periods where certain items may vary independent of business performance. We believe these non-GAAP financial measures offer an additional view of our operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the results of operations. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This press release, including the paragraph headed “Business Outlook”, includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as “we expect” or “are expected to be”, “estimate,” “plan,” “project,” “forecast,” “intend,” “anticipate,” “believe,” “seek,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this press release. These statements are also based on current expectations of the management of Navitas and are not predictions of actual performance. Such forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions and expectations. Many actual events and circumstances that affect performance are beyond the control of Navitas. Forward-looking statements are subject to a number of risks and uncertainties, including the possibility that the expected growth of Navitas’ business will not be realized, or will not be realized within the expected time period, due to, among other things: Navitas’ goals and strategies and its ability to achieve and implement them, the success of future business development efforts, Navitas’ financial condition and results of operations; Navitas’ customer relationships and ability to retain and expand these customer relationships; Navitas’ ability to accurately predict future revenues for the purpose of appropriately budgeting and adjusting Navitas’ expenses; Navitas’ ability to diversify its customer base and develop relationships in new markets; Navitas’ ability to scale its technology into new markets and applications; the effects of competition on Navitas’ business, including actions of competitors with an established presence and resources in markets we hope to penetrate; the level of demand in Navitas’ customers’ end markets, both generally and with respect to successive generations of products or technology; Navitas’ ability to attract, train and retain key qualified personnel; changes in government trade policies, including the imposition of tariffs; the impact of the COVID-19 pandemic on Navitas’ business, results of operations and financial condition; the impact of the COVID-19 pandemic on the global economy, including but not limited to Navitas’ supply chain and the supply chains of customers and suppliers; regulatory developments in the United States and foreign countries; and Navitas’ ability to protect its intellectual property rights. These and other risk factors are discussed in the Risk Factors section beginning on p. 11 of our Annual Report on Form 10-K for the year ended December 31, 2021, which we filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022 and as thereafter amended, and in other documents we filed with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Navitas is not aware of or that Navitas currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect Navitas’ expectations, plans or forecasts of future events and views as of the date of this press release. Navitas anticipates that subsequent events and developments will cause Navitas’ assessments to change. However, while Navitas may elect to update these forward-looking statements at some point in the future, Navitas specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Navitas’ assessments as of any date subsequent to the date of this press release.

About Navitas

Navitas Semiconductor (Nasdaq: NVTS) is the industry leader in GaN power ICs, founded in 2014. GaN power ICs integrate GaN power with drive, control, protection and sensing to enable faster charging, higher power density and greater energy savings for mobile, consumer, enterprise, eMobility and new-energy markets. Over 145 Navitas patents are issued or pending, and over 50 million units have been shipped with zero reported GaN field failures. Sustainability is a core focus, as every GaNFast power IC shipped saves 4 kg of CO2 emissions. Navitas rang the Nasdaq opening bell and started trading on Nasdaq on October 20th, 2021.

Contact Information

Media
Graham Robertson, CMO Grand Bridges
Graham@GrandBridges.com

Investors
Stephen Oliver, VP Corporate Marketing & Investor Relations
ir@navitassemi.com

Navitas Semiconductor and the Navitas logo are trademarks or registered trademarks of Navitas Semiconductor Limited. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

NAVITAS SEMICONDUCTOR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP) - UNAUDITED
(dollars in thousands, except per-share amounts)

	Three Months Ended
	March 31,
	2022	2021
NET REVENUES	$6,740	$5,317
COST OF REVENUES	3,777	2,959
GROSS PROFIT	2,963	2,358
OPERATING EXPENSES:
Research and development	13,413	4,254
Selling, general and administrative	24,544	5,369
Total operating expenses	37,957	9,623
LOSS FROM OPERATIONS	(34,994)	(7,265)
OTHER INCOME (EXPENSE), net:
Interest income (expense), net	(24)	(61)
Gain from change in fair value of warrants	51,763	—
Gain from change in fair value of earnout liabilities	63,406	—
Other expense	(356)	—
Total other income (expense), net	114,789	(61)
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	79,795	(7,326)
PROVISION FOR INCOME TAXES	3	19
NET INCOME (LOSS)	$79,792	$(7,345)
NET INCOME (LOSS) PER SHARE:
Basic	$0.67	$(0.37)
Diluted	$0.61	$(0.37)
SHARES USED IN PER-SHARE CALCULATION:
Basic	119,542	19,741
Diluted	131,149	19,741

SUPPLEMENTAL INFORMATION:
	Three Months Ended
	March 31,
	2022	2021
Stock-based compensation expenses included in:
Net revenues	$—	$113
Research and development	7,494	206
Selling, general and administrative	17,832	1,516
Total stock-based compensation expense	$25,326	$1,835
Research and development includes:
Amortization of acquisition-related intangible assets	88	99

NAVITAS SEMICONDUCTOR CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(dollars in thousands, except per-share amounts)

	Three Months Ended
	March 31,
	2022	2021
RECONCILIATION OF GROSS PROFIT MARGIN
GAAP gross profit	$2,963	$2,358
GAAP gross profit margin	44.0%	44.3%
Stock-based compensation expense included in net revenues	—	113
Non-GAAP gross profit	$2,963	$2,471
Non-GAAP gross profit margin	44.0%	45.5%
RECONCILIATION OF OPERATING EXPENSES
GAAP Operating expenses	$37,957	$9,623
Less: Stock-based compensation expenses included in:
Research and development	7,494	206
Selling, general and administrative	17,832	1,516
Total	$25,326	$1,722
Amortization of acquisition-related intangible assets	88	99
Non-GAAP operating expenses	$12,543	$7,802
RECONCILIATION OF LOSS FROM OPERATIONS
GAAP loss from operations	$(34,994)	$(7,265)
GAAP operating margin	(519.2)%	(136.6)%
Add: Stock-based compensation expenses included in:
Net revenues	—	113
Research and development	7,494	206
Selling, general and administrative	17,832	1,516
Total	25,326	1,835
Amortization of acquisition-related intangible assets	88	99
Non-GAAP loss from operations	$(9,580)	$(5,331)
Non-GAAP operating margin	(142.1)%	(100.3)%
RECONCILIATION OF NET LOSS PER SHARE
GAAP net income (loss)	$79,792	$(7,345)
Adjustments to GAAP net loss
Total stock-based compensation	25,326	1,835
Amortization of acquisition-related intangible assets	88	99
Gain from change in fair value of warrants	(51,763)	—
Gain from change in fair value of earnout liabilities	(63,406)	—
Other expense	356	—
Non-GAAP net loss	$(9,607)	$(5,411)
Average shares outstanding for calculation of non-GAAP net loss per share (basic and diluted)	119,542	19,741
Non-GAAP net loss per share (basic and diluted)	$(0.08)	$(0.27)

NAVITAS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
	(Unaudited)
	March 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$253,797	$268,252
Accounts receivable, net	9,621	8,263
Inventories	13,130	11,978
Prepaid expenses and other current assets	2,988	2,877
Total current assets	279,536	291,370
PROPERTY AND EQUIPMENT, net	2,471	2,302
OPERATING LEASE RIGHT OF USE ASSETS	1,391	—
INTANGIBLE ASSETS, net	82	170
OTHER ASSETS	3,423	1,759
Total assets	$286,903	$295,601
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued expenses	$5,216	$4,860
Accrued compensation expenses	3,604	2,639
Current portion of operating lease liabilities	844	—
Current portion of long-term debt	3,200	3,200
Other liabilities	17	29
Total current liabilities	12,881	10,728
LONG-TERM LIABILITIES:
LONG-TERM DEBT	2,919	3,716
OPERATING LEASE LIABILITIES NONCURRENT	600	—
WARRANT LIABILITY	—	81,388
EARNOUT LIABILITY	70,767	134,173
OTHER LIABILITIES	—	60
Total liabilities	87,167	230,065
STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	199,736	65,536
Total liabilities and stockholders’ equity	$286,903	$295,601